Ex-10.2  Employment Agreement Dated March 13, 2002 between Phon-Net.com Inc.
         and George Leslie.

                              EMPLOYMENT AGREEMENT
                              --------------------

THIS AGREEMENT made as of the 13 day of March, 2002.

BETWEEN:

     Phon-net.com Inc. ("PHNT") a body corporate incorporated under the laws of the state Florida, having offices in the City of New York, New York and in the City of Calgary, in the Province of Alberta, (hereinafter collectively called the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

     George M. Leslie, an individual residing in the City of Calgary, in the
     Province of Alberta (hereinafter called the "Employee")

                                                              OF THE SECOND PART

     WHEREAS the Corporation wishes to retain the services of the Employee in the capacity of Chief Executive Officer and President of the Corporation, to
assist in the furtherance of its Business activities as hereinafter defined;
     AND WHEREAS PHNT agreed in respect to the claims of the Employee hereunder referred to herein as the Corporation;
     AND WHEREAS the Corporation and the Employee have agreed that their relationship will be governed by the terms and conditions of this Employment
Agreement (hereinafter the "Agreement");
     AND WHEREAS as of the effective date of this Agreement the Business activities will be performed by the Employee in respect to PHNT;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the provision of services by the Employee to the Corporation, and the employment of the Employee by the Corporation, and for other good and valuable consideration, the Parties hereto agree as follows

                             EMPLOYMENT OF EMPLOYEE
                             -----------------------

     The Corporation agrees to employ the Employee as the Chief Executive
Officer and President of the Corporation, and the Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

     The parties hereto agree that the relationship between the Corporation and the Employee is that of employer and employee.

                                TERM OF AGREEMENT
                                -----------------

     The Term of this  Agreement shall be for an indefinite period from the
Effective Date, unless earlier terminated by the Corporation or the Employee pursuant to the terms and conditions of this Agreement.

                               DUTIES OF EMPLOYEE
                               ------------------

     The Employee shall, during the Term of this Agreement:

1)   Create a High Technology holding company with a reputation for not only having excellent technical capability but for adding value.
2)   Develop and implement a strategic plan for growing the business and building shareholder value.
3)   Bring structure to a company that has gone through the first stages of development and is ready to move to the next level.  Brings the ability to open doors bringing a number of companies together to participate in a joint promotional environment, which will explain the evolution of the market place and the suite of services.
4)   Develop a team who will conceptualize and develop innovative marketing strategies, competitive analysis, pricing programs and campaigns that will bring tangible and rapid results.
5)   Develop and build the high level team that understands the frugality of a small company but has the thinking of a big player.
6)   Chief Executive Officer shall have sole discretionary on the budget and spending matters.  He will designate who has signing authority on the corporate accounts.

                                   ARTICLE III
                                   -----------
                                  REMUNERATION
                                  ------------

     During the term of this Agreement, subject to being amended up words as hereinafter provided, the Corporation shall pay to the Employee a salary of
$80,000 the year one, $90,000 year two, and $100,000 year three in USD (the
"Base Salary") being in the Base Salary of Employee under the heading "Base
Salary" as of the effective date of this Agreement, less required statutory deductions, payable in equal semi-monthly installments in such a manner as the parties may mutually agree. The Employee's Base Salary will be reviewed annually by the Board of Directors of the Corporation, and may be increased at the sole discretion of the Board of Directors, based upon such factors as the Board of
Directors in its sole discretion determines are relevant, which factors may include the performance of the Corporation and the Employee compensation arrangements of other corporations of a similar size engaged in a similar
Business to that of the Corporation in Canada.

     The Employee may also be granted a performance bonus from time to time on terms and conditions, and in an amount to be determined by the Board of
Directors of the Corporation, in its sole discretion. Subject to the foregoing terms, the Board of Directors shall exercise its discretion reasonably.

     The Corporation shall reimburse the Employee for all reasonable out-of-pocket expenses incurred in the performance of his or her employment duties under this Agreement, including, without limiting the generality of the foregoing, all travel and promotional expenses payable or incurred by the
Employee in connection with the performance of his or her employment duties. All payments or reimbursements of expenses shall be subject to the submission by the
Employee of appropriate vouchers, bills and receipts.

     Upon termination of this Agreement for any reason, the Employee shall be entitled to receive any Remuneration earned up to the Termination Date, in addition to any other severance or termination payment which is payable under the terms of this Agreement

                                    BENEFITS
                                    --------

     The Employee shall be entitled to receive the standard benefits offered by the Corporation, subject to the terms and conditions of any applicable benefit plan, as may be amended by the Corporation at its sole discretion from time to time.

                                      STOCK
                                     ------

     The Employee shall be granted  stock 250,000 144 shares per quarter in the
Corporation at the beginning of each quarter and at the end of twelve quarters a bonus of 1,000,000 shares if still employed by Corporation. In addition, any stock options granted to the Employee shall be subject to the terms and conditions of the Corporation's stock option plan.

                                    VACATION
                                    --------

     The Employee shall be entitled to an annual vacation of 4 weeks.  Vacation may be taken in such a manner and at such times as the Employee and the
Corporation mutually agree. Effective January 1, 2003, the Employee shall be entitled to an annual vacation of 5 weeks. Effective January 1, 2005, the
Employee shall be entitled to an annual vacation of 6 weeks.

                           TERMINATION BY CORPORATION
                           --------------------------

     The  Corporation shall be entitled to terminate this Agreement and the
Employee's employment with the Corporation:

     at any time, for any reason, upon written Notice to the Employee, in which case:

     prior to completion of the first twelve months of employment, the
Corporation shall pay to the Employee a lump sum retiring allowance ("Retiring
Allowance") equal to the Monthly Remuneration divided by two (2) for each month immediately prior to the Termination Date, multiplied by the number of months employed, in full and final settlement of any claims by the Employee against the
Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the
Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to any agreement between the
Parties;

     after the first twelve months of employment, the Corporation shall pay to the Employee a lump sum retiring allowance ("Retiring Allowance") equal to the
Monthly Remuneration immediately prior to the Termination Date, multiplied by
12, in full and final settlement of any claims by the Employee against the
Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the
Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to any agreement between the
Parties;

     the Employee's right to receive the payment under this Article 9.1(a) shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the obligation of the Corporation or the directors to make payments under this
Article 9.1(a) shall be subject to any and all withholdings and deductions required to be made by the Corporation by law, subject to the Corporation that the Employee shall have the right, at the option of the Employee:

     to receive such Retiring Allowance in a lump sum within 30 days following the Termination Date, or

     to receive such Retiring Allowance in 12 equal consecutive monthly installments commencing the month immediately following the Termination Date, together with interest on the unpaid balance at the interest rate that the
Corporation could obtain on 90 day Canada Treasury Bills at the close of market on the first business day of each month, or

     to receive such Retirement Allowance in 24 equal consecutive monthly payments commencing the Termination Date together with interest on the unpaid balanced at the interest rate that the Corporation could obtain on 90 day Canada
Treasury Bills at the close of market on the first business day of each month,
or

     to  transfer such portion of the Retirement Allowance to a qualified deferred income tax shelter plan proposed by the Employee, or other plan by the employee to receive the Retiring Allowance in a tax effective manner, providing such proposals be in compliance with the provisions of the Income Tax Act
(Canada) and the regulations thereunder, and then receive the balance as allowed per his election under A, B, or C of this Article 9.1(a)(iv);

                             TERMINATION BY EMPLOYEE
                             -----------------------

     The Employee may terminate this Agreement and his employment with the
Corporation by providing 30 days' prior written Notice to the Corporation. Upon receipt of such Notice of termination by the Employee, the Corporation shall only be required to pay the Employee any Remuneration, and provide the Employee with any Benefits, earned up to the Termination Date.

     In the event that the Employee's employment is terminated with the
Corporation in strict accordance with Article 10.2, and only in that event:

     the Corporation shall pay to the Employee the Retiring Allowance and other amounts stipulated in Article 8.1(a) of this Agreement, in full and final settlement of any claims by the Employee against the Corporation or any Related
Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to the terms of any agreement between the
Parties;

     the Employee's right to receive the payment under this Article 10.3 shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the Employee.

                                     NOTICES
                                     -------

     Any Notice required to be given hereunder may be provided by personal delivery, by registered mail or by facsimile to the Parties hereto at the following addresses:

         To the Corporation:

         Phon-net.com Inc
         Attention: Mr. Todd Violette
         16 West 46th Street, 7th Floor
         New York, New York, 10039
         (212) 504-5204
         To the Employee:
         George M. Leslie
         Box 12, Site 26, RR #8
         Calgary, Alberta T2J 2T9
         Fax 403-256-7407

Any Notice, direction or other instrument shall, if delivered, be deemed to have been given and received on the business day on which it was so delivered, and if not a business day, then on the business day next following the day of delivery, and, if mailed, shall be deemed to have been given and received on the fifth day following the day on which it was so mailed, and, if sent by facsimile transmission, shall be deemed to have been given and received on the next business day following the day it was sent.

     Either Party may change its address for Notice in the aforesaid manner.

                                     GENERAL
                                     -------

     Time shall be of the essence in this Agreement.

     This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta, and subject to the provisions of Article 16.11 of this Agreement, the Parties hereby attorn to the jurisdiction of the Alberta
Courts. Should any provision in this Agreement fail to comply with the requirements of the Alberta Employment Standards Code or the Alberta Human
Rights, Citizenship and Multiculturalism Act, as amended, or other applicable legislation, the Agreement shall be interpreted and construed in accordance with those statutory requirements.

     This Agreement and any other agreements expressly incorporated by reference herein, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supercede and replace any and all prior agreements, undertakings, representations or negotiations pertaining to the subject matter of this Agreement. The Parties agree that they have not relied upon any verbal statements, representations, warranties or undertakings in order to enter into this Agreement. In the event of a conflict between this Agreement and any other agreement expressly incorporated by reference herein, the terms of this
Agreement shall prevail.

     This  Agreement may not be amended or modified in any way except by written instrument signed by the Parties hereto. In the event that the Parties hereto wish to amend the terms of any of the Schedules annexed hereto, this shall be done by way of a written amending agreement (the "Amending Agreement") setting forth that the particular schedule or schedules being amended are amended per the terms of the schedule (s) attached to the Amending Agreement, but otherwise the terms of the Agreement will continue in full force and effect, mutatis mutandis, and both parties will then sign the Amending Agreement, and the
Amending Agreement will then be attached to this Agreement and then each page of the Agreement and the Amending Agreement shall then be dated and initialed by the Parties hereto.

     This Agreement shall endure to the benefit of and be binding upon the
Parties hereto, together with their personal representatives, successors and permitted assigns.

     This Agreement is a personal services agreement and may not be assigned by either Party without the prior written consent of the other Party.

     The waiver by either Party of any breach of the provisions of this
Agreement shall not operate or be construed as a waiver by that Party of any other breach of the same or any other provision of this Agreement.

     The Parties agree to execute and deliver such further and other documents, and perform or cause to be performed such further and other acts and things as may be necessary or desirable in order to give full force and effect to this
Agreement.

     The Employee agrees that following the termination of the Employee's employment with the Corporation for any reason, the Employee shall tender his or her resignation from any position he or she may hold as an officer or director of the Corporation or any Related Corporation.

     Should any provision in this  Agreement be found to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby in any way.

     Any dispute concerning the rights or obligations of the Parties to this
Agreement, or concerning the interpretation, validity or enforcement of the
Agreement, shall be submitted to binding arbitration in Calgary, Alberta before a single arbitrator pursuant to the Arbitration Act (Alberta). The decision of the arbitrator shall be final and binding on the Parties, and the successful
Party shall be entitled to receive its solicitor and client legal costs and disbursements incurred in the arbitration.

                       REQUIREMENT OF EXISTING MANAGEMENT
                       ----------------------------------

     IN WITNESS WHEREOF the Parties hereto acknowledge and agree that they have read and understand the terms of this Agreement, and that they have had an opportunity to seek independent legal advice prior to entering into this
Agreement, and that they have executed this Agreement with full force and effect from the date first written above.

                                                Phon-net.com Inc
                                                --------------------------------

                                                Per: /s/ Todd Violette
                                                --------------------------------
                                                COO
SIGNED, SEALED & DELIVERED
in the presence of:
                                                /s/ George Leslie
---------------------------------               --------------------------------
Witness                                         [EMPLOYEE]